EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Wegener Corporation Elects New Board Member

(December 11, 2006) - DULUTH, Georgia – Wegener Corporation (Nasdaq: WGNR), a leading provider of equipment for television, audio and data distribution networks worldwide, today announced that the Board of Directors elected Stephen J. Lococo to the Board this morning. He will serve the remaining term of a vacant Class III Director position until the 2007 Annual Shareholder Meeting on January 23, 2007. Mr. Lococo has also been nominated for election as a Class III Director at the Annual Meeting to serve a term of three years. Mr. Lococo is President and Portfolio Manager of Footprints Asset Management & Research, a Registered Investment Advisor based in Omaha, Nebraska.

“Steve has been an active shareholder of Wegener Corporation over the past eight years, and I look forward to working with him more closely on the Board,” stated Robert Placek, Chairman and CEO of Wegener Corporation. “His experience will be of benefit to the Board.”

Mr. Lococo is a 27 year professional of the securities industry. He graduated from the University of Nebraska with a Bachelor’s degree in Finance and is a graduate of the Wharton Executive Business School through the Security Industry Institute. He also holds the NASD’s Series 7, 24, 63 and 65 securities licenses. After 25 successful years in the securities industry, Steve built his own firm, Footprints Asset Management & Research, which he has managed since 2003. During his career, Mr. Lococo has written and published institutional research for various firms and has been featured in trade press such as The Wall Street Journal and CNBC.

ABOUT WEGENER

WEGENER (Wegener Communications, Inc.), a wholly-owned subsidiary of Wegener Corporation (Nasdaq: WGNR), is an international provider of digital solutions for video, audio, and IP data networks. Applications include IP data delivery, broadcast television, cable television, radio networks, business television, distance education, business music and financial information distribution. COMPEL, WEGENER’s patented network control system provides networks with unparalleled ability to regionalize programming and commercials. COMPEL network control capability is integrated into WEGENER digital satellite receivers. WEGENER can be reached at +1.770.814.4000 or on the World Wide Web at www.wegener.com.

COMPEL, MEDIAPLAN, ENVOY, UNITY, and iPUMP are trademarks of WEGENER

Communications, Inc. All Rights Reserved.

This news release may contain forward-looking statements within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements are subject to the safe harbors created thereby. Forward-looking statements may be identified by words such as “believes,” “expects,” “projects,” “plans,” “anticipates,” and similar expressions, and include, for example, statements relating to expectations regarding future sales, income and cash flows. Forward-looking statements are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties including, but not limited to: customer acceptance and effectiveness of recently introduced products, development of additional business for the Company’s digital video and audio transmission product lines, effectiveness of the sales organization, the successful development and introduction of new products in the future, delays in the conversion by private and broadcast networks to next generation digital broadcast equipment, acceptance by various networks of standards for digital broadcasting, the Company’s liquidity position and capital resources, general market conditions which may not improve during fiscal year 2007 and beyond, and success of the Company’s research and development efforts aimed at developing new products. Discussion of these and other risks and uncertainties are provided in detail in the Company’s periodic filings with the SEC, including the Company’s most recent Annual Report on Form 10-K. Since these statements involve risks and uncertainties and are subject to change at any time, the Company’s actual results could differ materially from expected results. Forward-looking statements speak only as of the date the statement was made. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statements.

CONTACTS:

Troy Woodbury – Investor Relations

Melanie Charles – Public Relations

WEGENER

(770) 814-4000

FAX (770) 623-9648

info@wegener.com